ALEXANDER & BALDWIN, INC.
EXECUTIVE SEVERANCE PLAN

AMENDMENT NO. 1

The Alexander & Baldwin, Inc. Executive Severance Plan, as adopted effective January 1, 2008 (the “Plan”), is hereby amended as follows effective as of October 18, 2010:

1.	The third sentence of Section 3.1(a) is amended in its entirety to read as follows:

“If the release is not revoked, the payment under subsections 3.1(a)(i) and (iii) shall be payable no later than 60 days following the date of the participant’s Separation from Service.”

2.	The fourth sentence of Section 3.1(a) is amended in its entirety to read as follow:

“If the release is timely revoked, the participant shall not be entitled to any benefit under Section 3.1(a)(i), (ii) and (iii).”

IN WITNESS WHEREOF, Alexander & Baldwin, Inc. has caused this Amendment to be executed on its behalf by its duly authorized officers on this 18th day of October 2010.

ALEXANDER & BALDWIN, INC.

By /s/ Son-Jai Paik
Its Vice President

By /s/ Alyson J. Nakamura
Its Secretary